# Your **Vote** Counts!

**1STDIBS.COM, INC.**

2025 Annual Meeting
Vote by May 7, 2025
11:59 PM ET



1STDIBS.COM, INC.
300 PARK AVENUE SOUTH, 10TH FLOOR
NEW YORK, NY 10010

V68492-P27842

## You invested in 1STDIBS.COM, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 8, 2025.**

## Get informed before you vote

View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

**Smartphone users**

Point your camera here and vote without entering a control number

**Vote Virtually at the Meeting***

May 8, 2025
1:00 PM ET

Virtually at:
www.virtualshareholdermeeting.com/DIBS2025

*Please check the meeting materials for any special requirements for meeting attendance.

# THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | Board Recommends |
|---|---|
| 1. The election of three Class I directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.<br>**Nominees:**<br>01) David S. Rosenblatt<br>02) Everette Taylor<br>03) Paula J. Volent | For |
| 2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. | For |

**NOTE:** In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".